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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): FEBRUARY 5, 2001



                              ARGOSY GAMING COMPANY

             (Exact name of Registrant as specified in its charter)


          DELAWARE                     1-11853                  37-1304247

(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                 Identification  Number)


219 PIASA STREET, ALTON, ILLINOIS                                   62002

(Address of principal executive offices)                          (Zip Code)

                                 (618) 474-7500

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)




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ITEM 5.   OTHER EVENTS

     On February 1, 2001, Argosy Gaming Company announced that it had entered into an agreement to sell an additional $150 million of its 10 3/4% senior subordinated notes due 2009 (the "Additional Notes"), of which $200 million currently are outstanding, through a private placement. In connection with the private placement, on February 5, 2001, the Company provided certain pro forma financial information regarding the effects of the Company's (1) issuance of the Additional Notes, (2) anticipated borrowings under the Company's proposed amended and restated senior credit facility and (3) expected acquisition of the minority interests in the Company's Lawrenceburg, Indiana casino. A presentation of this pro forma financial data and related notes is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit No.                     Description
         ----------                      -----------
            99.1               Pro Forma Financial Data and related notes










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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ARGOSY GAMING COMPANY,
                                       a Delaware corporation


Date: February 5, 2001                 By: /s/  Dale R. Black
                                           ------------------
                                       Name:  Dale R. Black
                                       Title: Senior Vice President and Chief
                                       Financial Officer



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